Exhibit 99.1

Citizens South Banking Corporation Announces Commencement of $30 Million Common Stock Offering

GASTONIA, N.C., Oct. 26 – Citizens South Banking Corporation (NASDAQ: CSBC), today announced that it has commenced a public offering of approximately $30 million in common stock. Keefe, Bruyette & Woods will act as lead book-running manager, with Sandler O’Neill + Partners, L.P. and Howe Barnes Hoefer & Arnett, Inc. acting as co-managers. Citizens South Banking Corporation intends to grant the underwriters an option to purchase up to an additional 15% of the shares sold to cover over-allotments, if any.

Citizens South intends to use the net proceeds for general corporate purposes and may contribute some portion of the net proceeds in the form of capital to Citizens South Bank, which will use any such amount for its general corporate purposes and for anticipated balance sheet growth, both organically (including by establishing new branches) or by acquiring branches or other financial institutions, including failed institutions placed into receivership by the FDIC. Citizens South also intends to use a portion of the net proceeds of the stock offering to redeem the Series A Preferred Stock and related warrant Citizens South issued to the U.S. Department of the Treasury under the TARP Capital Purchase Program.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The offering will be made only by means of a prospectus, copies of which may be obtained from the investor relations section of Citizens South Banking Corporation’s website at: www.citizenssouth.com or from the SEC’s Web site at: www.sec.gov. Alternatively, you may obtain a copy of the prospectus by contacting the underwriters at: Keefe, Bruyette & Woods, Inc., Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019 or by calling toll-free (800) 966-1559. Information on Citizens South Banking Corporation’s website does not constitute part of nor is any such information incorporated by reference in the prospectus supplement or accompanying prospectus.

About Citizens South Banking Corporation

Citizens South is the holding company for Citizens South Bank, which is headquartered in Gastonia, North Carolina. At June 30, 2009, Citizens South had approximately $836.3 million in assets with 16 full-service offices in the Charlotte region, including Gaston, Iredell, Rowan, Mecklenburg, and Union counties in North Carolina, and York County, South Carolina. For more information, visit www.citizenssouth.com.

Forward-Looking Statements

This press release contains forward-looking statements with respect to the proposed offering of common stock by Citizens South Banking Corporation. Forward-looking statements are generally identified by the use of words “believe,” “expect,” “intend,” “anticipate,” “estimate,” and other similar expressions. These forward-looking statements involve certain risks and uncertainties. You should not place undue reliance on such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, (1) adverse developments in the capital markets in general or in the markets for financial institutions stock in particular; (2) changes in legislation or regulatory requirements affecting financial institutions, including the current debate in Congress as to restructuring the financial services industry; (3) changes in the interest rate environment; and (4) adverse changes in general economic conditions.

SOURCE Citizens South Banking Corporation

Media Contact: Gary Hoskins, Citizens South Banking Corporation, +1-704-884-2263, gary.hoskins@citizenssouth.com

Web Site: http://www.citizenssouth.com